UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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OfficeMax Incorporated
(Name of Registrant as Specified In Its Charter)

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OfficeMax

150 East Pierce Road Itasca, IL 60143-1594

News Release

OfficeMax Media Contact	OfficeMax Investor Relations Contact
Bill Bonner	John Jennings
630 438 8584	630 438 8760

For Immediate Release

OFFICEMAX EXTENDS TENDER OFFER FOR ITS COMMON STOCK

ITASCA, Ill., April 11 – OfficeMax Incorporated (NYSE:OMX) today announced that it is extending the expiration date of its tender offer for up to 23,500,000 shares of its outstanding common stock, par value $2.50 per share, from 5:00 p.m., New York City time, on Thursday, April 28, 2005, to 12:00 midnight, New York City time, on Monday, May 9, 2005.

OfficeMax has scheduled its 2005 Annual Meeting of Shareholders to be held May 9, 2005.  The tender offer is being extended to provide certainty as to the eligibility for voting at the Annual Meeting of all shares of its common stock outstanding on March 21, the record date for such meeting, including shares tendered into the offer.  OfficeMax representatives noted that while the record date is March 21, certain provisions of Delaware corporate law prohibit the voting of shares of a corporation which it owns itself.  In order to eliminate any issue as to whether tendered shares should be entitled to be voted at the meeting if they are purchased pursuant to the tender offer prior to the Annual Meeting, and to avoid vote count uncertainties resulting from any inability to trace certain shares so purchased, the scheduled expiration of the tender offer is being changed until after the Annual Meeting.

As of 5:00 p.m., New York City time, on April 8, 2005, OfficeMax had received tenders from holders of approximately 1,100 shares of its common stock.  Under the terms of the offer, OfficeMax reserves the right to further extend the period of time the tender offer is open by notice to the depositary and making a public announcement of such extension.

-MORE-

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY, AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMPANY’S COMMON STOCK.  THE SOLICITATION OF OFFERS TO BUY THE COMPANY’S COMMON STOCK IS BEING MADE ONLY PURSUANT TO THE TENDER OFFER DOCUMENTS, INCLUDING THE OFFER TO PURCHASE DATED MARCH 30, 2005 AND THE RELATED LETTER OF TRANSMITTAL DISTRIBUTED BY OFFICEMAX TO ITS SHAREHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING VARIOUS TERMS AND CONDITIONS TO THE TENDER OFFER.  SHAREHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE OFFER TO PURCHASE AND OTHER DOCUMENTS FILED BY OFFICEMAX WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov/) OR FROM THE INFORMATION AGENT, D.F. KING & CO., INC., AT 48 WALL STREET, NEW YORK, NEW YORK, 10005, (800) 347-4750 (TOLL FREE).  SHAREHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

The Company and certain other persons may be deemed participants in the solicitation of proxies from shareholders in connection with the Company’s 2005 Annual Meeting of Shareholders.  Information concerning such participants is available in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2005.  Shareholders are advised to read the Company’s Proxy Statement and supplements thereto and other relevant documents when they become available, because they will contain important information.  Shareholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2005

Annual Meeting of Shareholders at the SEC’s website at (http://www.sec.gov/) or by contacting D.F. King & Company toll-free at (800) 347-4750.

About OfficeMax

OfficeMax is a leader in both business-to-business and retail office products distribution. OfficeMax delivers an unparalleled customer experience — in service, in product, in time savings, and in value - through a relentless focus on its customers. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to large, medium and small businesses and consumers. OfficeMax customers are served by more than 40,000 associates through direct sales, catalogs, Internet and nearly 950 superstores. OfficeMax trades on the New York Stock Exchange under the symbol OMX. More information can be found at www.officemax.com.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the Company which may cause results to differ from expectations are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including under the caption “Cautionary and Forward-Looking Statements”, and in other filings with the SEC.

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